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                                                                    Exhibit 99.1

                                      PROXY
                      1999 SPECIAL MEETING OF SHAREHOLDERS

                          BROAD NATIONAL BANCORPORATION
                                905 Broad Street
                                Newark, NJ 07102

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Peter Kenny, Richard Saitta and Fred S. Campo, and each of them, jointly and severally, as proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Broad National Bancorporation ("Broad") standing in the name of the undersigned as of the close of business on ______, 1999 and which the undersigned is entitled to vote in the approval and adoption of an Agreement and Plan of Merger, dated as of February 1, 1999, between Independence Community Bank Corp. ("Independence") and Broad, at the special meeting of the stockholders of Broad to be held on _________, 1999, at ____ _.m., Eastern Standard Time, at the principal executive offices of Broad, located at 905 Broad Street, Newark, New Jersey and at any adjournment or adjournments thereof, as fully and with the same effect as the undersigned might or could do if present in person, with respect to the following matters, all as set forth in the Proxy Statement-Prospectus, dated _______, 1999:

(1) Approval and adoption of the Agreement and Plan of Merger, dated as of February 1, 1999, by and between Independence and Broad pursuant to which Broad will merge into Independence and each outstanding share of common stock of Broad will be converted into the right to receive, at the election of the holder thereof, either shares of common stock of Independence or cash, subject to the election, allocation and proration procedures set forth in the Agreement and Plan of Merger.

                       ____ FOR ____ AGAINST ____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting including a motion to adjourn the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THE SHARES REPRESENTED HEREBY SHALL BE VOTED FOR THE PROPOSAL SPECIFICALLY SET FORTH ABOVE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE VOTE BY TELEPHONE OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS NOT NECESSARY TO MAIL YOUR PROXY CARD IF YOU VOTE BY TELEPHONE.


                          (Continued on reverse side.)
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Please sign exactly as your name appears on the stock certificates(s). Where stock is issued in two or more names, all should sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person.

        PLEASE CALL TOLL-FREE _________________ ON A TOUCH-TONE TELEPHONE
             OR MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                  USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                  Dated:________________________________, 1999

                   Signature: _______________________________

                   Signature: _______________________________
                                   (If held jointly)


Shareholders may vote in one of two ways:

1. Call toll-free __________ on a Touch-Tone telephone anytime and follow [THE VOICE PROMPTS]. There is no charge for this telephone call. Each stockholder will be required to enter the [TEN] digit Control Number, located in the [BOTTOM RIGHT] corner of this proxy card, prior to submitting a telephonic vote. To vote FOR the approval and adoption of the Agreement and Plan of Merger, press 1; to vote AGAINST the approval and adoption of the Agreement and Plan of Merger, press 2; to ABSTAIN, press 3. Your telephone vote authorizes the named proxies to vote your shares of Broad common stock in the same manner as if you marked, signed and returned your proxy card.

         or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. It is not necessary to mail your proxy card if you vote by telephone.